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                                                                    Exhibit 10.5


[ESS LOGO]

February 5, 1998

Steve Charng
2757 Bruce Dr.
Fremont, CA 94539

Dear Mr. Charng:

We are pleased to make the following offer of employment to you:

Title:                SENIOR SOFTWARE MANAGER
Department:           Special Projects
Reporting to:         Wayne Wang

Compensation:

- Salary -            $4,167 SEMI-MONTHLY (ANNUALIZED AT $100,000)

- Stock Options -     15,000 shares vested under the terms of
                      the 4-year Incentive Option Plan, subject to approval by the Board of Directors at the next meeting.

- Sign on Bonus -     A one time hiring bonus of $5,000; $2,500 to be paid two
                      weeks after your start date, and $2,500 to be paid after six months of employment with ESS. Should you leave the company before completing one full year of employment, at the request of ESS, and if your termination is not for "cause", you will not be required to reimburse the company the hiring bonus paid to you. If prior to completing one year of employment you leave the company of your own volition, you agree to reimburse ESS the full bonus amount.

- Benefits -          Medical, Dental, Vision, and Life coverage effective the
                      first of the month following your start date. PPO coverage requires a deduction from your paycheck. Medical and dental coverage for eligible dependents is available at 25% of cost.

- At-Will Basis -     ESS is an at-will employer in accordance with the laws of
                      the State of California. You are free to leave at any time, and similarly, the Company can terminate your employment, with or without cause, at any time.

- Effective -         THIS OFFER WILL REMAIN EFFECTIVE UNTIL FEBRUARY 13, 1998.

- Start Date -        ON OR BEFORE MARCH 23, 1998.

New hire orientation is held every Monday at 8:30 AM (please bring your employment eligibility documents).

Mr. Charng, we look forward to a positive response to our offer and to a mutually beneficial, professional relationship. Please indicate your acceptance by your signature and start date below.

/s/ Rita Burden                          /s/ Steve Charng
----------------------------------       ---------------------------------------
Rita Burden                              Steve Charng
Employment Manager                       Start Date  March 23, 1998
                                                    ----------------------------

 48401 Fremont Blvd. - Fremont, CA 94538 - Tel: 510-492-1088 - Fax: 510-492-1098